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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                December 31, 1998





                              Intermet Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




          Georgia                     0-13787                58-1563873
----------------------------        ------------      ---------------------
(State or other jurisdiction        (Commission         (I.R.S. Employer
of incorporation)                   File Number)      Identification Number


              5445 Corporate Drive, Suite 200, Troy, Michigan 48098
             -------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (248) 952-2500
               --------------------------------------------------
               Registrant's telephone number, including area code


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Item 2.  Acquisition or Disposition of Assets

On December 31, 1998, pursuant to an Asset Purchase Agreement dated as of December 2, 1998 (the "Agreement") between Intermet Corporation, a Georgia corporation ("Registrant") and Quadion Corporation, a Minnesota corporation ("Quadion"), Tool Products, Inc., a Delaware corporation and a wholly-owned subsidiary of Registrant ("Subsidiary") acquired the assets of the Tool Products operating division of Quadion (the "Business"). The consideration for the Business was $58,988,000 in cash (subject to certain post-closing adjustments) plus assumption of certain of the obligations of Quadion related to the Business. The assumed obligations include ordinary payables and existing contractual obligations, including certain equipment leases, associated with operation of the Business and an existing obligation of approximately $4,500,000 in certain industrial development bonds used to finance a facility of the Business in Jackson, Tennessee. The Registrant has guaranteed the performance by subsidiary of all of Registrant's obligations under the Agreement. The Registrant believes that the consideration represents a fair market value for the Business based on its assets and the past and prospective earnings of the Business.

The funds required to purchase the Business were obtained in part pursuant to a Third Amended and Restated Credit Agreement dated as of November 14, 1996 (the "Credit Agreement") among Registrant, SunTrust Bank, Atlanta, NBD Bank, First Union National Bank of North Carolina and certain other banks (the "Banks"). Under the Credit Agreement, the Banks have provided to the Registrant a senior unsecured revolving credit facility in the aggregate amount of $200 million (the "Revolving Credit Facility"). Advances under the Revolving Credit Facility and cash on hand were used to finance the acquisition of the Business.

The Business is engaged in the manufacture and sale of precision engineered, close tolerance aluminum die castings for the automotive electronics industry. It also manufactures die castings for other applications in the motor vehicle, electronics, communications, power tool and recreation industries. The Business has manufacturing locations in New Hope, Minnesota and Jackson, Tennessee.

The purchased assets are presently used in the business described above and the Registrant presently intends to continue to use the assets for such purposes.


Item 7.  Financial Statement and Exhibits


(c)      Exhibits

  (2)    1.       Asset Purchase Agreement dated as of December 2, 1998 between
                  Intermet Corporation and Quadian Corporation

  (2)    2.       Contents of Omitted Schedules to Asset Purchase Agreement




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          INTERMET CORPORATION



                                          By: /s/ Walter T. Knollenberg
                                              -------------------------------
                                                  Walter T. Knollenberg
                                                  Corporate Controller
                                                  (Principal Accounting Officer)


Dated:  January 14, 1999

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                                 EXHIBIT INDEX

EXHIBIT
NUMBER                          DESCRIPTION
-------                         -----------
  1.                            Asset Purchase Agreement
  2.                            Contents of Omitted Schedules to Asset Purchase
                                Agreement